                                EXHIBIT (8)(e)
                                -------------

                        AMENDED EXHIBIT A AND EXHIBIT B
                          TO PARTICIPATION AGREEMENT
                                BY AND BETWEEN
                          PFL LIFE INSURANCE COMPANY,
                        FEDERATED INSURANCE SERIES AND
                          FEDERATED SECURITIES CORP.

                                    AMENDED
                            EXHIBIT A AND EXHIBIT B

                          EFFECTIVE JANUARY 12, 1998
                                    ----------------

                   ACCOUNT(S), POLICY(IES) AND PORTFOLIO(S)
                    SUBJECT TO THE PARTICIPATION AGREEMENT



Account        PFL Life Variable Annuity Account A
               PFL Retirement Builder Variable Annuity Account

Policies       The Atlas Portfolio Builder Variable Annuity
               PFL Retirement Income Builder Variable Annuity
               The First Union First Choice Variable Annuity
                    (or successor marketing name)

Portfolios     Federated Utility Fund II
               Federated High Income Bond Fund II



PFL LIFE INSURANCE COMPANY          FEDERATE INSURANCE SERIES
By its authorized officer,          By its authorized officer,

By:   /s/  William L. Busler         By:   /s/ S. Elliott Cohan
   ------------------------            -----------------------
      William L. Busler                    S. Elliott Cohan

Title: President                     Title: Assistant Secretary
      ----------------------               --------------------

 Date: January 12, 1998              Date:  January 12, 1998
      ----------------------               --------------------



FEDERATED SECURITIES CORP.
By its authorized officer,

By:   /s/  Byron F. Bowman
   --------------------
      Byron F. Bowman

Title: Vice President
      -----------------

Date:  January 12, 1998
      -----------------